UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 12, 2022

HBT FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39085	37-1117216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

401 North Hershey Road Bloomington, Illinois		61704
(Address of principal executive offices)		(Zip Code)

(888) 897-2276

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2022, HBT Financial, Inc. (the “Company”) announced that Matthew J. Doherty, Executive Vice President and Chief Financial Officer, will retire from the position of Chief Financial Officer of the Company and Heartland Bank and Trust Company (the “Bank”), effective December 31, 2022. The Company further announced that Peter Chapman will be appointed Executive Vice President of the Company and the Bank, effective October 1, 2022. Beginning on January 1, 2023, Mr. Chapman will move into the role of Executive Vice President and Chief Financial Officer of the Company and the Bank.

Mr. Chapman, age 48, previously served as the Executive Vice President and Chief Financial Officer of Great Western Bancorp, Inc., a publicly traded bank holding company, and Great Western Bank, its banking subsidiary, from 2012 until Great Western Bancorp, Inc.’s merger with First Interstate BancSystem, Inc. in early 2022.

On August 12, 2022, the Company, the Bank and Mr. Chapman entered into an employment agreement, the form of which is substantially similar to the employment agreements entered into with the other executive officers of the Company. The employment agreement has an initial term from October 1, 2022 to December 31, 2025, with automatic one-year renewals beginning at the end of the initial term, unless either party chooses not to renew. Mr. Chapman’s agreement provides for an initial annual base salary of $320,000, which will be reviewed annually for adjustment. Mr. Chapman will be eligible to earn a performance-based annual incentive bonus based on the achievement of reasonable performance goals, and he will be eligible to receive an annual long-term incentive award (“LTI award”), subject to the Company’s discretion. Mr. Chapman’s initial target bonus opportunity will be set at 40% of his base salary, and his target LTI award opportunity will be 40% of his base salary. Mr. Chapman will be eligible to participate in other employee and fringe benefits on the same basis as is generally available for other similarly situated senior executives of the Company. Mr. Chapman will also receive a grant of restricted stock units, which will vest over three years beginning on February 28, 2023. The number of restricted stock units issued will be based on the value of the Company’s stock on September 30, 2022, and Mr. Chapman’s grant will have an initial aggregate value of $375,000.

The foregoing description of Mr. Chapman’s agreement is qualified in its entirety by the terms and conditions of such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Mr. Chapman is not related to any other director or executive officer of the Company or the Bank by blood, marriage, or adoption, and there are no arrangements or understandings between Mr. Chapman and any other person pursuant to which he was selected as Executive Vice President and Chief Financial Officer of the Company and the Bank, nor is the Company aware, after inquiry of Mr. Chapman, of any related-party transaction or series of transactions required to be disclosed under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Mr. Doherty has served as the Executive Vice President and Chief Financial Officer of the Company and the Bank since March 2010. Mr. Doherty will continue to serve in these positions until December 31, 2022. Beginning January 1, 2023, Mr. Doherty will remain with the Company and the Bank as Executive Vice President and Treasurer. On August 17, 2022, the Company, the Bank and Mr. Doherty entered into a transition agreement, providing that Mr. Doherty will receive an annual base salary of $200,000 effective January 1, 2023. The transition agreement also provides that the employment agreement with Mr. Doherty will terminate on December 31, 2022. Mr. Doherty will be eligible to receive bonuses, LTI awards or other incentive compensation as may be determined by the board of directors.

The foregoing description of the amendment of Mr. Doherty’s existing employment agreement is qualified in its entirety by the terms and conditions of such document, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On August 18, 2022, the Company issued a press release announcing Mr. Chapman’s hiring by the Company and Mr. Doherty’s retirement as Chief Financial Officer. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

The information contained in Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except to the extent required by applicable law or regulation.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

10.1	Employment Agreement, effective October 1, 2022, by and among HBT Financial, Inc., Heartland Bank and Trust Company and Peter Chapman.

10.2	Transition Agreement by and among HBT Financial, Inc., Heartland Bank and Trust Company and Matthew J. Doherty, dated as of August 17, 2022.

99.1	Press Release issued August 18, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HBT FINANCIAL, INC.

	By:	/s/ Matthew J. Doherty
Name: Matthew J. Doherty
Title: Chief Financial Officer

Date: August 18, 2022